Exhibit 10.1

SETTLEMENT AND COOPERATION AGREEMENT

This Settlement and Cooperation Agreement (the “Agreement”) is made and entered into as of December 9, 2022, by and among Pasithea Therapeutics Corp. (the “Company”), on the one hand, and Concord IP2 Ltd., Elderhill Corporation, Leonite Capital LLC, Leonite Fund I, LP, Camac Partners, LLC, Camac Capital, LLC, Camac Fund, LP, David Delaney, Avi Geller, and Eric Shahinian (collectively, the “Investor Group Parties”), on the other hand (each of the Company and the Investor Group Parties, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Company and the Investor Group Parties have engaged in various discussions and communications concerning the Company’s business, financial performance and strategic plans;

WHEREAS, as of the date hereof, the Investor Group Parties beneficially own (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (together with the Rules and regulations promulgated thereunder, the “Exchange Act”)) common stock, $0.0001 par value per share, of the Company (“Common Stock”) totaling, in the aggregate, 3,205,282 shares, or approximately 11.0% of the Common Stock issued and outstanding (based on the Company’s shares outstanding as of November 14, 2022) on the date hereof;

WHEREAS, on June 21, 2022, the Company entered into a Membership Interest Purchase Agreement with PD Joint Holdings, LLC Series 2016-A and Lawrence Steinman (the “Alpha Sellers”), pursuant to which the Alpha Sellers sold all of the issued and outstanding equity of Alpha-5 integrin, LLC to the Company (the “Alpha Acquisition”);

WHEREAS, on June 23, 2022, the Investor Group Parties filed a Schedule 14A stating their intent to solicit support for a special meeting of stockholders of the Company (the “Special Meeting”) to vote on, among other things, a proposal to remove the members of the Company’s Board of Directors (the “Board”);

WHEREAS, on September 28, 2022, the Investor Group Parties submitted documentation sufficient to call the Special Meeting;

WHEREAS, on October 11, 2022, the Company entered into a Membership Interest Purchase Agreement with AlloMek Therapeutics, LLC, the Persons listed on Schedule 1.1 thereto (the “AlloMek Sellers”), and Uday Khire, not individually but in his capacity as the representative of the AlloMek Sellers, pursuant to which the AlloMek Sellers sold all of the issued and outstanding equity of AlloMek Therapeutics, LLC to the Company (the “AlloMek Acquisition”);

WHEREAS, on October 31, 2022, Concord IP2 Ltd., Leonite Capital LLC, and Camac Fund, LP (the “Investor Group Plaintiffs”) filed litigation against the Company and the Board in the Court of Chancery of the State of Delaware initiating the action captioned Concord IP2 Ltd., et al. v. Pasithea Therapeutics, Corp., et al., C.A. No. 2022-0980-NAC (the “Litigation”);

WHEREAS, on November 15, 2022, the Company filed a Schedule 14A disclosing that the Special Meeting would be held on November 29, 2022;

WHEREAS, on November 28, 2022, the Company filed a Schedule 14A disclosing that it had changed the date of the Special Meeting to December 9, 2022;

WHEREAS, the Special Meeting is currently scheduled to be held on December 9, 2022; and

WHEREAS, as of the date hereof, the Company and the Investor Group Parties have determined to come to an agreement with respect to the Special Meeting, the Litigation, the Alpha Acquisition, the AlloMek Acquisition, and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1. Special Meeting, Litigation, and Sale of Common Stock.

(a) Special Meeting. The Investor Group Parties shall use reasonably best efforts to cause all shares of Common Stock beneficially owned by the Investor Group Parties to be voted against, or abstained from voting on, each and every proposal to be voted on at the Special Meeting.

(b) Dismissal of Litigation. The Investor Group Plaintiffs shall, within three (3) business days of the Parties’ fulfillment of their obligations under Section 1(c) and Section 8, file a notice of dismissal in the Litigation dismissing their action against the Company and the Board with prejudice. Pending the Parties’ fulfillment of their obligations under Section 1(c), the Parties agree that all filing and discovery deadlines in the Litigation shall be stayed.

(c) Sale of Investor Group Parties’ Common Stock to the Company. By no later than December 15, 2022, the Investor Group Parties shall sell, and the Company shall purchase, the 3,205,282 shares of Common Stock beneficially owned by the Investor Group Parties at a purchase price determined by the trailing 5-day Volume-Weighted Average Price (VWAP) for the period encompassing November 30, 2022, through December 6, 2022 (which price is $1.0003 per share of Common Stock). The Parties agree that they will work together in good faith to promptly complete any ancillary agreements or documentation reasonably required to accomplish the transaction contemplated by this Section 1(c) (it being understood that any such agreements or documentation will contain customary terms for transactions of this type, including any and all documentation required or requested by the Company’s transfer agent to effect such transfer, and the payment for such shares shall be made by wire transfer of immediately available funds). The Investor Group Parties represent and warrant that the above referenced Common Stock are held by the Investor Group Parties free and clear of any and all liens, encumbrances or other similar restrictions that would impair the transfer of their shares of Common Stock to the Company.

(d) Mutual Releases. Upon the Parties’ satisfaction of all of the obligations set forth in Sections 1(a) through 1(c), the Parties agree to fully and generally release, acquit, and forever discharge each other Party, and any other current or former director, officer, employee, limited or general partner, manager, stockholder, heir, trust, trustee, agent, representative, advisor, beneficiary successor, or assign of a Party, or any Affiliates (defined in Section 1(e)) of a Party, of and from any and all past or present claims and/or causes of action, whether known or unknown, including but not limited to claims and/or causes of action relating to or arising from the Investor Group Parties’ investment or stock ownership in the Company, the Special Meeting, the Alpha Acquisition, the AlloMek Acquisition, and/or the subject matter of the Litigation (the “Released Claims”). Upon the Parties’ satisfaction of all of the obligations set forth in Sections 1(a) through 1(c), the Parties covenant and agree not to pursue or prosecute any direct or derivative suit, claim, third-party claim, cross-claim, action, or proceeding against or seeking recovery from any other Party arising out of or relating to the Released Claims. Notwithstanding the foregoing, this Section 1(d) shall not apply to any action or claims to enforce the provisions of this Agreement or any agreement or documentation related to the sale to the Company of share of Common Stock beneficially owned by the Investor Group Parties, or any transaction contemplated by this Agreement.

(e) Additional Agreements.

(i) The Investor Group Parties shall comply, and shall cause each of their controlled Affiliates and Associates to comply, with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such controlled Affiliate or Associate. As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the U.S. Securities and Exchange Commission (“SEC”) under the Exchange Act and shall include all persons or entities that at any time during the term of this Agreement become Affiliates or Associates of any entity referred to in this Agreement.

(ii) Except as otherwise expressly provided herein, during the Standstill Period (as defined below), the Investor Group Parties shall not, and shall cause each of their controlled Affiliates and Associates not to: (x) nominate or recommend for nomination any person for election at any annual or special meeting of the Company’s stockholders or through solicitation of written consents of the Company’s stockholders (each such meeting and consent solicitation, an “Applicable Meeting”); (y) submit any proposal for consideration at, or bring any other business before, any Applicable Meeting; or (z) initiate, encourage or participate in any “vote no,” “withhold” or similar campaign with respect to any Applicable Meeting. During the Standstill Period, the Investor Group Parties shall not knowingly publicly or privately encourage or support any other stockholder, person or entity to take any of the actions described in this Section 1(e)(ii).

2.  Standstill Provisions.

(a) The Investor Group Parties agree that, from the date of this Agreement until the date that is three years after the Company’s 2023 annual meeting of stockholders (through such time, “Standstill Period”), the Investor Group Parties shall not, and shall cause each of their controlled Affiliates and Associates not to in any manner:

(i) engage in any solicitation of proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders), in each case, with respect to securities of the Company;

(ii) form, join, or in any way knowingly participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the shares of Common Stock (other than a “group” that includes all or some of the Investor Group Parties but does not include any other entities or persons that are not in the Investor Group Parties as of the date hereof; provided, however, that nothing herein shall limit the ability of an Affiliate of the Investor Group Parties to join such a “group” following the execution of this Agreement, so long as any such Affiliate agrees to be bound by the terms and conditions of this Agreement;

(iii) deposit any shares of Common Stock in any voting trust or subject any shares of Common Stock to any arrangement or agreement with respect to the voting of any shares of Common Stock, other than any such voting trust, arrangement or agreement solely among the Investor Group Parties and otherwise in accordance with this Agreement;

(iv) seek or submit, or knowingly encourage any person or entity to seek or submit, nomination(s) in furtherance of a “contested solicitation” for the appointment, election or removal of directors with respect to the Company or seek, or knowingly encourage or take any other action with respect to, the appointment, election or removal of any directors of the Company, in each case in opposition to the recommendation of the Board;

(v) seek, alone or in concert with others, representation on the Board;

(vi) (A) make any proposal for consideration by stockholders at any Applicable Meeting, or solicit the written consents of stockholders in lieu of any annual or special meeting in connection with any proposal, including, for the avoidance of doubt, any election of candidates to the Board if such nomination has not been previously approved by the Board or any proposal to amend the Company’s Certificate of Incorporation or By-Laws, (B) make any offer or proposal (with or without conditions) with respect to any merger, tender (or exchange) offer, acquisition, recapitalization, restructuring, disposition or other business combination involving the Investor Group Parties and the Company, (C) solicit a third party to make an offer or proposal (with or without conditions) with respect to any merger, tender (or exchange) offer, acquisition, recapitalization, restructuring, disposition or other business combination involving the Company, or knowingly publicly encourage, initiate or support any third party in making such an offer or proposal, or (D) call or seek to call a special meeting of stockholders of the Company;

(vii) advise, knowingly encourage, knowingly support or knowingly influence any person or entity with respect to the voting or disposition of any securities of the Company at any Applicable Meeting with respect to the appointment, election or removal of director(s);

(viii) acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, by purchase or otherwise, any security of the Company, including any stock, option, warrant, convertible security, stock appreciation right or other similar right (including, without limitation, any put or call option or “swap” transaction) with respect to any security (other than a broad-based market basket or index);

(ix) submit a formal demand to inspect a copy of any books and records of the Company under the Delaware General Corporation Law or any equivalent state or federal law; or

(x) make any request or submit any proposal to amend the terms of this Agreement other than through non-public communication with the Company’s management or the Board that would not be reasonably expected to trigger an obligation for any Party to publicly disclose such communication.

3. Mutual Non-Disparagement.

(a) Each of the Investor Group Parties agrees that during the Standstill Period, neither it nor any of its controlled Affiliates shall, and it shall cause each of its controlled Affiliates to not to, in any capacity or manner, make, express, transmit, speak, write, verbalize, or otherwise communicate in any way any remark, comment, message, information, declaration, communication, or other statement of any kind (including through the use of any social or professional networking websites and/or blogs) in any public forum, or knowingly and privately to any investor in the Company, whether verbal, in writing, electronically transferred, or otherwise, that would reasonably be construed to be derogatory or critical of, or negative toward, or constitute an ad hominem attack on, or otherwise disparage, defame, damage, criticize, condemn, or impugn the reputation or good name of the Company or any of its directors or officers, or any of their respective businesses, products, services, actions, writings, policies, practices, procedures, or advertisements.

(b) The Company agrees that during the Standstill Period, neither it nor any of its controlled Affiliates shall, and it shall cause each of its controlled Affiliates to not, in any capacity or manner, make, express, transmit, speak, write, verbalize, or otherwise communicate in any way any remark, comment, message, information, declaration, communication, or other statement of any kind (including through the use of any social or professional networking websites and/or blogs) in any public forum, or knowingly and privately to any investor in the Company or any source of capital to any of the Investor Group Parties, whether verbal, in writing, electronically transferred, or otherwise, that would reasonably be construed to be derogatory or critical of, or negative toward, or constitute an ad hominem attack on, or otherwise disparage, defame, damage, criticize, condemn, or impugn the reputation or good name of any of the Investor Group Parties or any of their respective Affiliates, or any of their respective businesses, products, services, actions, writings, policies, practices, procedures, or advertisements.

(c) Notwithstanding anything contained herein, nothing in this Section or elsewhere in this Agreement shall prohibit any Party from making any statement or disclosure required under the federal securities laws or other applicable laws, or as requested by a regulator (including to comply with any subpoena or other legal process from any Governmental Authority (as defined below) with competent jurisdiction over the relevant Party hereto), or stock exchange regulations, or as otherwise required by interrogatory, subpoena, civil investigatory demand or other legal process relating to any legal proceeding, investigation, or hearing. For the purposes of this Agreement, “Governmental Authority” means any supranational, national, federal, state, county, municipal, local, foreign, or transnational governmental, competition or regulatory authority, court, administrative agency or commission, arbitral tribunal, agency, or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative or prosecutorial functions of or pertaining to government.

(d) The limitations set forth in this Section shall not prevent any Party from responding to any public statement, or private statement to any investor in the Company or any source of capital to any of the Investor Group Parties, as applicable, made by the other Party of the nature described in this Section, if such statement by the other Party was made in breach of this Agreement, and any such response shall not be deemed to be a breach of this Agreement by the responding Party.

4. Representations and Warranties of the Company.

The Company represents and warrants to the Investor Group Parties that: (i) the Company has the corporate power and authority to execute this Agreement and to bind it thereto; (ii) this Agreement has been duly and validly authorized, executed and delivered by the Company, and assuming due execution by each counterparty hereto, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (iii) the execution, delivery and performance of this Agreement by the Company does not and will not (x) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (y) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document or material agreement to which the Company is a party or by which it is bound; and (iv) as of the date of execution of this Agreement, there are no material agreements (other than this Agreement) entered into by the Company which would be required to be disclosed on a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed by the Company with the SEC, which have not already been publicly disclosed by the Company on a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed by the Company with the SEC as of the date hereof.

5.  Representations and Warranties of the Investor Group Parties.

Each Investor Group Party, severally and not jointly, represents and warrants to the Company that: (i) the authorized signatories of such Investor Group Party set forth on the signature page hereto have the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind such Investor Group Party thereto; (ii) this Agreement has, as applicable, been duly authorized, executed and delivered by such Investor Group Party, and assuming due execution by each counterparty hereto, is a valid and binding obligation of such Investor Group Party, enforceable against such Investor Group Party in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (iii) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of any organizational documents of such Investor Group Party as currently in effect; (iv) the execution, delivery and performance of this Agreement by such Investor Group Party does not and will not (x) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such Investor Group Party, or (y) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such Investor Group Party is a party or by which it is bound; (v) as of the date of this Agreement, the Investor Group Parties are deemed to collectively beneficially own, in the aggregate, 3,205,282 shares of Common Stock; and (vi) as of the date hereof, and except as set forth in clause (v) above, such Investor Group Party does not currently have, and does not currently have any right to acquire, any interest in any securities or assets of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or assets or any obligations measured by the price or value of any securities of the Company, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of shares of Common Stock or any other securities of the Company, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of shares of Common Stock or any other class or series of the Company’s stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement).

6.  Press Release; Public Filings.

The Investor Group Parties acknowledge that they have had an opportunity to review the press release attached hereto as Exhibit A and have no objection to its substance or the issuance of a press release substantially in the same form as Exhibit A. The Investor Group Parties acknowledge and agree that the Company may file this Agreement with the SEC as an exhibit to a Current Report on Form 8-K and other filings with the SEC. The Company acknowledges and agrees that the Investor Group Parties may file this Agreement as an exhibit to its Schedule 13D related to the Company with the SEC.

7. Specific Performance.

Each of the Investor Group Parties, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto will occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury may not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Investor Group Parties, on the one hand, and the Company, on the other hand (each, a “Moving Party”), shall each be entitled to seek specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof (without the necessity of posting any bond), and the other Party hereto will not take action in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 7 is not the exclusive remedy for any violation of this Agreement.

8.  Expenses.

By no later than December 13, 2022, the Company shall, by wire transfer of immediately available funds, reimburse the Investor Group Parties $698,491.00 in the aggregate for their fees and expenses (including legal expenses) incurred in connection with the Investor Group Parties’ involvement with the Company through the date of this Agreement.

9.  Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

10.  Notices.

Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated); or (iii) two (2) business days after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses for such communications shall be:

If to the Company:

Pasithea Therapeutics Corp.

1111 Lincoln Road, Suite 500

Miami, Florida 33139

Attention: Tiago Reis Marques
E-mail: tiago@pasithea.com

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP

One Vanderbilt Avenue

New York, New York 10017

Attention: Robert Cohen

Email: rcohen@mwe.com

If to the Investor Group Parties:

Concord Investment Partners Ltd.

60 St. Clair Avenue East, Suite 702

Toronto, ON, M4T 1N5

Canada

Attention: David Delaney

Email: ddelaney@concordinvestmentpartners.com

and

Leonite Capital LLC

1 Hillcrest Center Drive Suite 232

Spring Valley, NY 10977

Attention: Avi Geller

Email: avi@leonitecap.com

and

Camac Partners, LLC

350 Park Avenue, 13th Floor

New York, NY 10022

Attention: Eric Shahinian

Email: eric@camacpartners.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Attention: Douglas K. Schnell

Email: dschnell@wsgr.com

11.  Applicable Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof that would result in the application of the law of another jurisdiction. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware or, if that Court declines to exercise jurisdiction, any other state or federal court of competent jurisdiction located in the State of Delaware. Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement: (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason; (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (iii) to the fullest extent permitted by applicable legal requirements, any claim that (x) the lawsuit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

12.  Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).

13.  No Litigation.

During the Standstill Period, each Party hereby covenants and agrees that it shall not, and shall not permit any of its respective agents, subsidiaries, Affiliates, officers, key employees or directors to, alone or in concert with others, knowingly encourage, pursue or assist any other person to institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the other Party or any of its respective agents, subsidiaries, Affiliates, officers, key employees or current or former directors or officers (including derivative actions), except for: (i) any action to enforce the provisions of this Agreement; (ii) any counterclaims with respect to any proceeding initiated by, or on behalf of one Party or its Affiliates against the other Party or its Affiliates in violation of this Agreement; (iii) any action with respect to bona fide commercial disputes that do not relate to the subject matter of this Agreement; or (iv) any exercise of statutory appraisal rights.

14. Information Disparity.

Each of the Investor Group Parties acknowledges that the Company is in possession of information about the Company and its securities (which may include material non-public information) that may or may not be material or superior to information available to the Investor Group Parties, and the Investor Group Parties have freely entered into this agreement with knowledge of this potential informational disparity.

15.  Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries; Term.

This Agreement contains the entire understanding of the Parties with respect to its subject matter and supersedes and cancels all prior written, oral and implied agreements and understandings with respect to the subject matter of this Agreement. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties other than those expressly set forth herein. No modifications of this Agreement can be made except in writing signed by an authorized representative of each of the Company and the Investor Group Parties. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to the Investor Group Parties, the prior written consent of the Company, and with respect to the Company, the prior written consent of the Investor Group Parties. This Agreement is solely for the benefit of the Parties and is not enforceable by any other persons or entities. Unless otherwise mutually agreed in writing by each Party, this Agreement shall terminate at the end of the Standstill Period; provided, however, that this Agreement will immediately terminate if any of the acts or transactions required by any of Sections 1(a) through 1(c) or Section 8 do not occur in the form and manner set forth in, and in accordance with the deadlines imposed by, those Sections. Notwithstanding the foregoing, the provisions of Section 7, Sections 9 through 12, and this Section 14 shall survive the termination of this Agreement. No termination of this Agreement shall relieve any Party from liability for any breach of this Agreement prior to such termination.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

PASITHEA THERAPEUTICS CORP.

By:	/s/ Tiago Reis Marques
	Name:	Tiago Reis Marques
	Title:	Chief Executive Officer

CONCORD IP2 LTD.

By:	/s/ David Delaney
	Name:	David Delaney
	Title:	President

ELDERHILL CORPORATION

By:	/s/ David Delaney
	Name:	David Delaney
	Title:	President

LEONITE CAPITAL LLC

By:	/s/ Avi Geller
	Name:	Avi Geller
	Title:	CIO

LEONITE FUND I, LP

By:	Leonite Advisors LLC, its general partner

By:	/s/ Avi Geller
	Name:	Avi Geller
	Title:	Managing Member of the GP

CAMAC PARTNERS, LLC

By:	Camac Capital, LLC its general partner

By:	/s/ Eric Shahinian
	Name:	Eric Shahinian
	Title:	Managing Member of the GP

CAMAC CAPITAL, LLC

By:	/s/ Eric Shahinian
	Name:	Eric Shahinian
	Title:	Managing Member

CAMAC FUND, LP.

By:	Camac Capital, LLC its general partner

By:	/s/ Eric Shahinian
	Name:	Eric Shahinian
	Title:	Managing Member of the GP

DAVID DELANEY

/s/ David Delaney

AVI GELLER

/s/ Avi Geller

ERIC SHAHINIAN

/s/ Eric Shahinian